                              SEVENTH AMENDMENT

This Seventh Amendment is made this 27th day of November, 1996 between GENERAL COMMUNICATIONS, INC. ("Customer") and MCI TELECOMMUNICATIONS CORPORATION ("MCI").

WHEREAS, Customer and MCI entered into a Carrier Agreement signed by MCI on January 1, 1993, as subsequently amended (the "Original Agreement").

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Customer and MCI agree as follows:

Both parties agree that a mistake in the name of the Customer was made in the Original Agreement and that such mistake shall be corrected by amending the following Paragraphs:

1. The two paragraphs on Paragraph 2 of the Original Agreement shall be renumber and will become Paragraph 2(a). In addition, the following shall be added to the Original Agreement as Paragraph 2(b):

     (b) In the event of a sudden and significant change in the common carrier resale industry in the state of Alaska, that directly causes a significantly reduction in the Customer's operations and volume of purchases of MCI Services in this Agreement by twenty percent (20%), with the result that Customer will be unable to meet its monthly commitments, for a period of three (3) months(s) ("Shortfall Period") (notwithstanding Customer's best efforts to avoid such a shortfall), Customer shall provide MCI with a written request that MCI waive underutilization charges set forth in this Section 2(a) for the Shortfall Period. This provision may only be used one (1) time by Customer during the service term. MCI shall provide Customer with the underutilization waiver only if MCI agrees that this provision is applicable.

     This provision shall not apply to a change resulting from a decision by Customer to: (i) reduce its overall use of telecommunications services; or (ii) transfer portions of its telecommunications traffic or projected growth to carriers other than MCI. Customer must give MCI immediate written notice, no more than five (5) days after the occurrence of the event described above, of the conditions it believes will require the application of this provision. This provision does not constitute a waiver of any charges, including underutilization charges, incurred by Customer prior to the time the parties mutually agree to waive any underutilization charges provided under this Agreement. In the event MCI grants Customer's request for the underutilization waiver, all terms and conditions of the Agreement shall remain in full force and effect. If the Shortfall Period exceeds (6) months, MCI may terminate this Agreement at any time.

2. The Second paragraph of Paragraph 3 shall be deleted in its entirety and will be replaced by the following:

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     Rates set forth in this Section 3 do not include charges for installation, taxes, tax-related surcharges, any other applicable surcharges, charges for access and access-related charges (including without limitation, access charges in the Tariff, which are additional) except as provided in Paragraph 3(n) herein. Rates are in lieu of any discounts and credits otherwise applicable pursuant to the Tariff.

3. Paragraph 3(a) of the Original Agreement is hereby amended by replacing the PRISM I Rate of "$0.0550" appearing in paragraph 3(a)(1) with the rate of "$0.0500.

4. Paragraph 3(a) of the Original Agreement is hereby amended by replacing the PRISM I off-peak rate of "$0.0600" appearing in paragraph 3(a)(2) with the rate of "$0.0500".

5. Paragraph 3(a)(1) of the Original Agreement is hereby amended by adding the words "except for service terminating to Alaska, Puerto Rico, and the U.S. Virgin Islands for which Customer shall pay Tariff rates less applicable Tariff discounts," after the words "MCI point of presence". In addition, the following paragraph shall be added to the end of Paragraph 3(a)(1) (under the PRISM I rate): If the sum of PRISM I traffic terminating in Hawaii and 800 DAL traffic originating in Hawaii is less than five percent (5%) of the total PRISM I traffic and 800 DAL traffic as set forth in this Agreement, then Customer shall receive the postalized rates set forth in this Paragraph 3(a)(1) for PRISM I traffic terminating in Hawaii.

6. Paragraph 3(c)(1)(A) of the Original Agreement shall be deleted in its entirety and subsequent paragraphs shall be renumbered accordingly.

7. Paragraph 3(c)(1)(B) of the Original Agreement is hereby amended by replacing the MCI 800 DAL Rate of "$0.0745" appearing in paragraph 3(c)(1)(B) with the rate of "$0.0550".

8. Paragraph 3(c)(1)(B) of the Original Agreement is hereby amended by adding the words "except for service originating in Alaska, Puerto Rico, and the U.S. Virgin Islands for which Customer shall pay Tariff rates less applicable Tariff discounts," after the words "MCI point of presence".

9. A new Paragraph 3(c)(4) shall be added to the Original Agreement. The new paragraph 3(c)(4) shall read as follows:

     4) The above rates for MCI 800 DAL Service do not include any feature charges described in the Tariff, including, but not limited to, any Toll Free Service Management System ("SMS") charges or RESP ORG charges, which may be additional. Except as provided below, Customer shall pay Tariff rates for feature

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     charges associated with MCI 800 DAL Service.  For the features identified below, Customer shall pay Tariff rates except that for each Corporate I.D., Customer shall pay a maximum of:

     $300 per month, per Corporate I.D. for monthly recurring charges.
     $100 per month, per Corporate I.D. for non-recurring installation charges. $300 per month, per Corporate I.D. for non-recurring change order charges.

                                      Feature
                                      -------

         Point of Call Routing              Most Available Agent Routing
         Day of Week Routing                MCI Rules Based Routing
         Time Interval Routing              Tailored Call Coverage
         Holiday Routing                    MCI Profile Routing
         MCI Quota Routing                  DNIS
         Sequential Allocation Routing      Id Codes (per 100)

10. Paragraph 3(e) shall be deleted in its entirety and the following shall be inserted in its place:

     (e)  DOMESTIC INTERSTATE DIRECTORY ASSISTANCE.

          1) For domestic interstate Directory Assistance, Customer will pay, in addition to all applicable federal, state and local taxes and surcharges, $0.38 per call

          2) In each month in which Customer's total number of Directory Assistance calls equals or exceeds twenty-five thousand (25,000), the above postalized rate for Directory Assistance shall be reduced by $0.0100.

11. Paragraph 3(h) of the Original Agreement is hereby amended by replacing the International PRISM I Service Terminating in Canada rate of "$0.2300" appearing in paragraph 3(h)(1) with the rate of "$0.1305".

12. A new Paragraph 3(h)(2) shall be added to the Original Agreement. The new paragraph 3(h)(2) shall read as follows:

     2)   CANADIAN BORDER CROSSING DISCOUNT

          Customer is entitled to subscribe to and receive an additional per minute discount of $0.0068 off the postalized rate in Paragraph 3(h)(1) above for International

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

     PRISM I Canadian traffic delivered to a MCI Gateway Point of Presence ("POP") at any of the following MCI Canadian Border Crossings.

              Seattle - Vancouver
              Seattle - Calgary
              Detroit - Toronto
              Buffalo - Toronto
              Rousses Point - Montreal

13. A new Paragraph 3(k) shall be added to the Original Agreement. The new paragraph shall read as follows:

     (k)  DOMESTIC INTERSTATE TDS 1.5.

          For domestic interstate TDS 1.5 Service ("TDS 1.5 Service") terminating at Customer's owned and operated switch locations, Customer will pay, in addition to all taxes and tax-related surcharges, the Inter-Office Channel ("IOC") monthly charges based on circuit mileage as contained in the schedule below. Customer shall pay both the charges in Column A plus those in Column B.

                                  A                    B

                            Fixed Charge        Charge Per DS-O
     Circuit Mileage        Per Circuit         Circuit Mile
     ---------------        ------------        ---------------
     0 to 50                $200.00                  $0.
     50 to 99               $                        $0.1400
     110 to 499             $                        $0.1325
     500 and above          $                        $0.1255

14. A new Paragraph 3(1) shall be added to the Original Agreement. The new paragraph 3(1) shall read as follows:

     (1)  DOMESTIC INTERSTATE TDS-45.

          For domestic interstate TDS-45 Service ("TDS-45 Service") terminating at Customer's owned and operated switch locations, Customer will pay, in addition to all taxes and tax-related surcharges, the IOC monthly charges based on circuit mileage as contained in the schedule below. Customer shall pay both the charges in Column A plus those in Column B.

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                                  A                    B

                            Fixed Charge        Charge Per DS-O
     Circuit Mileage        Per Circuit         Circuit Mile
     ---------------        ------------        ---------------
     0 to 114               $5,000                  $0.
     115 to 250             $                       $0.0660
     251 to 500             $                       $0.0642
     501 and above          $                       $0.0631

15. A new Paragraph 3(m) shall be added to the Original Agreement. The new paragraph 3(m) shall read as follows:

     (m)  DOMESTIC INTERSTATE DS-O.

          For domestic interstate DS-0 Service ("DS-O Service") terminating at Customer's owned and operated switch locations, Customer will pay, in addition to all taxes and tax-related surcharges, the IOC monthly charges based on circuit mileage as contained in the schedule below. Customer shall pay both the charges in Column A plus those in Column B.

                                  A                    B

                            Fixed Charge        Charge Per DS-O
     Circuit Mileage        Per Circuit         Circuit Mile
     ---------------        ------------        ---------------
     0 to 99                $50.00              $0.
     100 to 599             $                   $0.50
     600 and above          $                   $0.40

16. A new Paragraph 3(n) shall be added to the Original Agreement. The new paragraph 3(n) shall read as follows:

     (n) 1) All monthly recurring Central Office Connection ("COC") and monthly recurring Access Coordination ("AC") charges for domestic interstate TDS 1.5 Service, TDS-45 Service and DS-O Service are included in the charges for those services.

          2) Rates for domestic interstate TDS 1.5 Service, TDS-45 Service and DS-0 Service are based on a least mileage routing and the mileage per route is determined by using the airline mileage between the two applicable MCI Dedicated Leased Line

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

     cities in accordance with the calculation as set forth in Section C-11, Table I, Part A of the Tariff. These rates shall apply only to circuits that are wholly-owned and operated end-to-end by MCI and the rates shall not apply to circuits with less than ten percent (10%) domestic interstate traffic.

     The rates for domestic interstate TDS 1.5 Service, TDS-45 Service and DS-0 Service provided herein are in lieu of any rates, charges, promotions and discounts available from MCI in the Tariff or applicable state tariff for the AC< COC and IOC portion of such service including, without limitation, the Network Pricing Plan(s) specified in the Tariff.


17. A new Paragraph 4 shall be added to the Original Agreement and subsequent paragraphs shall be renumbered accordingly. The new paragraph 4 shall read as follows:

     4.   CREDITS AND DISCOUNTS.

          a.  DEDICATED LEASED LINE INSTALLATION CREDIT

          Customer shall receive a credit of up to Fifty Thousand Dollars ($50,000.00) which shall be applied to the one-time installation and other non-recurring MCI Tariff charges (not including local exchange carrier or other third party access provider charges) associated with the implementation of TDS 1.5 Service, DS-0 Service, and TDS-45 Service. However, in no event shall such credit exceed
          Two Thousand Five Hundred Dollars ($2,500) for each MCI TDS 1.5 Service circuit, One Thousand Two Hundred Dollars ($1,200) for DS-0 Service, or Five Thousand Dollars ($5,000) for each MCI TDS-45 Service circuit. Customer will be entitled to the credits specified in this paragraph, provided that (i) the credits shall only apply to circuits ordered and installed during the service term of this Agreement; and
          (ii) each circuit must remain in service with MCI for at least eighteen (18) months after the date of initial installation, unless terminated to be replaced by another circuit with MCI of equal or greater length. Customer shall reimburse MCI for any credits received for circuits terminated and not replaced by another circuit with MCI of equal or greater length. In addition, for each annual period during the Service Term following the Seventh Amendment Effective Date, Customer shall be entitled to a credit that will equal five percent (5%) of any usage in excess, measured in dollars, of the Six Million Six Hundred Thousand annual usage commitment. Said credit shall be applied to the one-time installation and other non-recurring MCI Tariff charges (not including local exchange carrier or other third party access provider charges) associated with the implementation of TDS 1.5 Service, DS-O Service, and TDS-45 Service.

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


          b.  MCI DEDICATED LEASED LINE DISCOUNT.

          During each monthly period of the Service Term in which Customer meets its Monthly Commitment, Customer will receive a discount on that months IOC charges for MCI domestic interstate Dedicated Leased Line Service (any combination of domestic interstate Dedicated Leased Line Service (any combination of domestic interstate TDS 1.5, TDS-45 or DS-0 Services), net of access charges, taxes and tax-related surcharges ("Monthly Private Line Revenue"). This discount will be a percentage of Customer's Monthly Private Line Revenue, as determined by the following schedule:

          Monthly Private
          Line Revenue             Discount %
          ---------------          ----------
          $ 25,000                 3%
          $ 75,000                 4%
          $150,000                 5%
          $250,000                 6%

          c.   CITY PAIR DISCOUNT.

          In addition to the rates for TDS 1.5 Service set forth above, Customer will receive a discount on its domestic interstate IOC charges for multiple TDS 1.5 circuits ordered and installed at the same time between city pairs pursuant to the following schedule:

          Number of TDS 1.5
          Circuits in City Pair          Discount
          ---------------------          --------

          0-5                            0%
          6 and above                    3%

18. After its execution by MCI, the terms of this Amendment shall be effective as of July 1, 1996 (hereinafter, Seventh Amendment Effective Date.)

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

19. This offer is valid and capable of being accepted by Customer until December 4, 1996. Any and all prior offers made to Customer, whether written or oral, shall be superseded by this offer. Except as herein modified or amended, the provisions, conditions and terms of the Original Agreement shall remain unchanged and in full force and effect.

GENERAL CORPORATION, INC.              MCI TELECOMMUNICATIONS
                                       CORPORATION


--------------------------------       ---------------------------------
Signature                              Signature


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Printed Name                           Printed Name


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Title                                  Title


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Date                                   Date




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